CSMC 2007-3

$719,516,000

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse

Underwriter

$ 719,516,000

CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3

Pricing Information

Offered Certificates

Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)	Principal Payment Window(3)	Expected Initial Target C/E(4)	Proposed Ratings (S&P/Moody’s)	Day Count Convention
1-A-1	351,859,000	Senior / Fixed Rate	[TBD] %	0.90	1 - 23	6.00	AAA / Aaa	30/360
1-A-2	36,429,000	Senior / Fixed Rate	[TBD] %	2.05	23 - 27	6.00	AAA / Aaa	30/360
1-A-3	107,928,000	Senior / Fixed Rate	[TBD] %	2.73	27 - 43	6.00	AAA / Aaa	30/360
1-A-4(5)	61,051,000	Senior / Fixed Rate	[TBD] %	4.35	43 - 67	6.00	AAA / Aaa	30/360
1-A-5	17,181,000	Senior / Fixed Rate	[TBD] %	6.23	67 - 77	6.00	AAA / Aaa	30/360
1-A-6-A (6)	96,289,000	Super Senior / Fixed Rate / NAS	[TBD] %	5.62	39 - 77	18.00	AAA / Aaa	30/360
1-A-6-B (6)	13,130,000	Senior Support / Fixed Rate / NAS	[TBD] %	5.62	39 - 77	6.00	AAA / [Aa1]	30/360
1-M-1	16,733,000	Subordinate / Fixed Rate	[TBD] %	4.41	38 - 77	3.70	AA / Aa2	30/360
1-M-2(7)	9,094,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.39	37 - 77	2.45	A+ / A2	Act/360
1-M-3(8)	2,546,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.32	37 - 76	2.10	A / A3	Act/360
1-M-4(9)	4,366,000	Subordinate / Adj. Rate	1 ML + [TBD] %	4.16	37 - 71	1.50	BBB+ / Baa2	Act/360
1-M-5(10)	2,910,000	Subordinate / Adj. Rate	1 ML + [TBD] %	3.86	37 - 60	1.10	BBB / Baa3	Act/360
Total	719,516,000

Non-Offered Certificates

Class	Approximate Certificate Balance ($)(1)	Bond Type	Coupon(2)	WAL(3) (Years)	Principal Payment Window(3)	Expected Initial Target C/E(4)	Proposed Ratings (S&P/Moody’s)	Day Count Convention
1-B-1(11)	3,638,000	Subordinate / Adj. Rate	1 ML + [TBD] %	3.32	37 - 50	0.60	BB+ / Ba2	Act/360
1-P	200	Senior / Prepayment Premium	N/A	N/A	N/A	N/A	AAA/ NR	NA
1-X	-	Excess / Residual	N/A	N/A	N/A	N/A	NR/NR	NA
RR	100	Senior / Residual	N/A	N/A	N/A	N/A	AAA/NR	NA
Total	3,638,300

(1)

Bond sizes are based on the March 1, 2007 mortgage loan balance (the “Cut-off Date Balance”).

(2)

The coupons are capped by the Net Funds Cap as described herein.  Beginning on the Distribution Date following the first possible Optional Termination, if the Optional Termination is not exercised, the (i) Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points (except for the Class 1-A-1, Class 1-A-2,       Class 1-A-3 Certificates) (ii) the Pass-Through Rate on the Adjustable Rate Certificates will be increased by 50 basis points (except for the Class 1-M-2 Certificates) and (iii) the certificate margin on the Class 1-M-2 Certificates will be 1.5 times the initial margin.

(3)

The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.32%.  100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.818182% CPR per month to 30.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 30.00% CPR thereafter.

(4)

The expected initial target credit enhancement percentage includes the target overcollateralization of 0.60%.

(5)

The Class 1-A-4 Certificates will have the benefit of a financial guaranty insurance policy issued to which the insurer will unconditionally and irrevocably guarantee certain interest shortfalls and certain other payments on the Class 1-A-4 Certificates on each Distribution Date.

.

(6)

The Class 1-A-6-A and Class 1-A-6-B Certificates are non-accelerated Senior Certificates.

.

(7)

An Interest Rate Cap will be purchased for the benefit of the Class 1-M-2 Certificates  (the “Class 1-M-2 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-M-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-M-2 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-M-2 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(8)

An Interest Rate Cap will be purchased for the benefit of the Class 1-M-3 Certificates  (the “Class 1-M-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-M-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-M-3 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-M-3 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(9)

An Interest Rate Cap will be purchased for the benefit of the Class 1-M-4 Certificates  (the “Class 1-M-4 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-M-4 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-M-4 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-M-4 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(10)

An Interest Rate Cap will be purchased for the benefit of the Class 1-M-5 Certificates  (the “Class 1-M-5 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-M-5 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-M-5 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-M-5 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

(11)

An Interest Rate Cap will be purchased for the benefit of the Class 1-B-1 Certificates  (the “Class 1-B-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class 1-B-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class 1-B-1 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class 1-B-1 Certificates based upon the least of (a) one-month LIBOR plus [  ]% , (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net Funds Cap.

. .

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificate:	The Adjustable Rate Certificates consist of the Class 1-M-2, Class 1-M-3, Class 1-M-4 Certificates, Class 1-M-5 and Class 1-B-1 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B and Class 1-M-1 Certificates.
Senior Certificates: Subordinate Certificates:

The Senior Certificates consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B and Class RR Certificates, also referred to herein as the Class 1-A Certificates.

The Subordinate Certificates consist of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 Certificates, Class 1-M-5 and Class 1-B-1 Certificates.

Offered Certificates:

The Offered Certificates consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6-A, Class 1-A-6-B, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates.

Non-Offered Certificates:	The Non-Offered Certificates consist of the Class 1-B-1, Class 1-P, Class 1-X and Class RR Certificates.
SMMEA Treatment:	When issued, the Offered Certificates, other than the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, are anticipated to constitute “mortgage related securities” for purposes of SMMEA.
ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	March 1, 2007.
Cut-off Date:	March 1, 2007.
Closing Date:	On or about March 29, 2007.
Investor Settlement:	On or about March 30, 2007.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in April 2007.
Interest Accrual Period:

The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis).  The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Fixed Rate Certificates and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:

The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:

100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.818182% CPR per month to 30.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 30.00% CPR thereafter.

Coupon/Margin Step-up:

The coupons are capped by the Net Funds Cap as described herein.  Beginning on the Distribution Date following the first possible Optional Termination, if the Optional Termination is not exercised, the (i) Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points (except for the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates) (ii) the Pass-Through Rate on the Adjustable Rate Certificates will be increased by 50 basis points (except for the Class 1-M-2 Certificates) and (iii) the certificate margin on the Class 1-M-2 Certificates will be 1.5 times the initial margin.

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:

The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the least of (i) one-month LIBOR plus the certificate margin, (ii) 11.00% and (iii) the Net Funds Cap.  The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:

For any Distribution Date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:

For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

For any class of Offered Certificates, and any Distribution Date, the sum of:  (1) the excess, if any, of (a) the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over (b) the related Current Interest for the applicable Distribution Date, (2) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable Pass-Through Rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:

For any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related class principal balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:

For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:

For any Distribution Date, the sum of (1) all interest collected (other than payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or master servicer with respect to the related mortgage loans and Distribution Date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that Distribution Date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Group 1-A Calculation Percentage:

As to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the class principal balance of the Class 1-A-6-A and Class 1-A-6-B Certificates and the denominator of which is the aggregate class principal balance of the Senior Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

Group 1-A Lockout Percentage:	As to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates

Lockout Percentage

April 2007 – March 2010

     0.00%

April 2010 – March 2012

   45.00%

April 2012 – March 2013

   80.00%

April 2013 – March 2014

100.00%

April 2014 and thereafter

300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
1-A	6.00%	6.00%	12.00%
1-M-1 1-M-2	3.70% 2.45%	3.70% 2.45%	7.40% 4.90%
1-M-3	2.10%	2.10%	4.20%
1-M-4 1-M-5	1.50% 1.10%	1.50% 1.10%	3.00% 2.20%
1-B-1.60%		.60%	1.20%

*    Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date.

** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 0.60% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 1.20% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate class principal balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:

The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in April 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 12.00%.

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class

Percentage

Class 1-A Certificates

[   ]%

Class 1-M-1 Certificates

[   ]%

Class 1-M-2 Certificates

[   ]%

Class 1-M-3 Certificates

[   ]%

Class 1-M-4 Certificates

[   ]%

Class 1-M-5 Certificates

[   ]%

Class 1-B-1 Certificates

[   ]%

or

(ii) the cumulative realized losses as a percentage of the Aggregate Loan Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Cumulative Loss Percentage

April 2009 – March 2010

[   ]%*

April 2010 – March 2011

[   ]%*

April 2011 – March 2012

[   ]%*

April 2012 – March 2013

[   ]%*

April 2013  and thereafter

[   ]%*

*  The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:	Telerate Page 3750.
Deferred Amount:

For any class of Subordinate Certificates and Distribution Date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the class principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the class principal balance thereof due to recoveries.

Distributions to I. Certificateholders:

On each Distribution Date, the Interest Remittance Amount will be paid according to the following order of priority:

1.    To the insurer, the premium due in connection with the Policy;

2.    Concurrently, to the Class 1-A Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such Distribution Date;

3.     To the Class 1-M-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

4.     To the Class 1-M-2 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

 5.     To the Class 1-M-3 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

6.     To the Class 1-M-4 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

7.     To the Class 1-M-5 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

8.     To the Class 1-B-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date; and

9.     For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.

To the Class RR Certificates, until its class principal balance is reduced to zero;

2.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class 1-P Certificates, until its class principal balance is reduced to zero;

3.

To the Class 1-A-6-A and Class 1-A-6-B Certificates, pro rata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

4.

Sequentially, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

5.

To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

6.

To the insurer, any premium or reimbursement amounts not repaid from interest collections;

7.

Sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, in that order, until their respective class principal balances are reduced to zero; and

8.

For application as part of monthly excess cash flow.

III.

On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the target credit enhancement percentages):

1.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class 1-P Certificates, until its class principal balance is reduced to zero;

2.

To the Class 1-A-6-A and Class 1-A-6-B Certificates, pro rata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

3.

Sequentially, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

4.

To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

5.

To the insurer, any premium or reimbursement amounts not repaid from interest collections;

6.

Sequentially, to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, in that order, until their respective class principal balances are reduced to zero; and

7.

For application as part of monthly excess cash flow.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:

1.(A) Until the aggregate class principal balance of the certificates equals the Aggregate Loan Balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each

          Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a)  To the Class 1-A-6-A and Class 1-A-6-B Certificates, pro rata based on class principal balance, the Group 1-A Lockout Percentage of the Group 1-A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, until their respective class principal balances are reduced to zero;

(b) Sequentially, to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class principal balances are reduced to zero;

(c) To the Class 1-A-6-A and the Class 1-A-6-B Certificates, pro rata based on class principal balance, until their respective class principal balances are reduced to zero;

(d) To the Class 1-M-1 Certificates, until its class principal balance has been reduced to zero;

(e) To the Class 1-M-2 Certificates, until its class principal balance has been reduced to zero;

(f) To the Class 1-M-3 Certificates, until its class principal balance has been reduced to zero;

(g) To the Class 1-M-4 Certificates, until its class principal balance has been reduced to zero;

(h) To the Class 1-M-5 Certificates, until its class principal balance has been reduced to zero; and

(i) To the Class 1-B-1 Certificates, until its class principal balance has been reduced to zero.

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                            is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth therein;

2.    To the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, respectively, in that order, any Deferred Amount for such classes;

3.    To the Senior Certificates, other then the Class RR Certificates, pro rata based on entitlement, then to

       Subordinate Certificates sequentially, any Basis Risk Shortfall for such class;

4.    To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

5.    To the Class 1-X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

6.   To the Class RR Certificates, any remaining amounts.  It is not anticipated that any amounts will be

       Distributed pursuant to this clause.

On any distribution date, distributions made pursuant to paragraph IV will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay such Basis Risk Shortfalls, as applicable.  On the related Distribution Date, amounts paid under the Interest Rate Cap Agreements will first be available to cover Basis Risk Shortfalls to the related Adjustable Rate Certificates and then available to cover Basis Risk Shortfalls on the other classes of Adjustable Rate Certificates.  Any remaining amounts will be released to the Class 1-X Certificateholders.

Notwithstanding the payment priorities described in Sections II, III and IV above, in the event that the class principal balance of the Subordinate Certificates and the overcollateralization amount have been reduced to zero, principal distributions to the Class 1-A Certificates will be distributed pro rata based on their respective class principal balances; provided however, that the prorata allocation due the Class 1-A-6-B Certificates shall be distributed to the Class 1-A-6-A Certificates, until its class principal balance has been reduced to zero, and then to the Class 1-A-6-B Certificates, until its class principal balance has been reduced to zero.

WEIGHTED AVERAGE LIFE TABLES

To MATURITY

	25PPC	50PPC	75PPC	100PPC	125PPC	150PPC	175PPC
Class1-A-1
WAL(yrs)	3.86	1.84	1.21	0.90	0.71	0.58	0.48
PrincipalWindowBegin(mths)	1	1	1	1	1	1	1
PrincipalWindowEnd(mths)	126	50	32	23	18	15	12
Class1-A-2
WAL(yrs)	11.48	4.53	2.81	2.05	1.59	1.28	1.05
PrincipalWindowBegin(mths)	126	50	32	23	18	15	12
PrincipalWindowEnd(mths)	150	60	36	27	21	17	14
Class1-A-3
WAL(yrs)	15.90	7.67	4.05	2.73	2.08	1.66	1.36
PrincipalWindowBegin(mths)	150	60	36	27	21	17	14
PrincipalWindowEnd(mths)	239	140	65	43	30	24	20
Class1-A-4
WAL(yrs)	23.09	14.65	8.61	4.35	2.87	2.24	1.83
PrincipalWindowBegin(mths)	239	140	65	43	30	24	20
PrincipalWindowEnd(mths)	321	228	158	67	43	30	25
Class1-A-5
WAL(yrs)	27.96	21.55	15.29	9.29	3.86	2.59	2.11
PrincipalWindowBegin(mths)	321	228	158	67	43	30	25
PrincipalWindowEnd(mths)	352	306	228	171	50	32	26
Class1-A-6-A
WAL(yrs)	9.07	7.47	6.80	6.52	5.70	4.44	3.38
PrincipalWindowBegin(mths)	37	37	37	39	40	32	26
PrincipalWindowEnd(mths)	349	304	226	169	133	106	86
Class1-A-6-B
WAL(yrs)	9.07	7.47	6.80	6.52	5.70	4.44	3.38
PrincipalWindowBegin(mths)	37	37	37	39	40	32	26
PrincipalWindowEnd(mths)	349	304	226	169	133	106	86
Class1-M-1
WAL(yrs)	15.53	9.11	6.11	4.66	3.97	3.68	3.70
PrincipalWindowBegin(mths)	96	50	37	38	39	40	42
PrincipalWindowEnd(mths)	307	207	143	105	81	64	52
Class1-M-2
WAL(yrs)	15.23	8.82	5.90	4.48	3.79	3.47	3.39
PrincipalWindowBegin(mths)	96	50	37	37	38	39	40
PrincipalWindowEnd(mths)	282	179	123	90	69	55	44
Class1-M-3
WAL(yrs)	14.90	8.54	5.70	4.32	3.67	3.32	3.24
PrincipalWindowBegin(mths)	96	50	37	37	38	38	39
PrincipalWindowEnd(mths)	254	155	105	76	59	47	40
Class1-M-4
WAL(yrs)	14.49	8.24	5.47	4.16	3.52	3.21	3.19
PrincipalWindowBegin(mths)	96	50	37	37	37	38	38
PrincipalWindowEnd(mths)	242	145	98	71	55	44	39
Class1-M-5
WAL(yrs)	13.66	7.67	5.07	3.86	3.27	3.10	3.14
PrincipalWindowBegin(mths)	96	50	37	37	37	37	37
PrincipalWindowEnd(mths)	213	125	83	60	46	38	38
Class1-B-1
WAL(yrs)	11.82	6.44	4.25	3.32	3.07	3.07	3.07
PrincipalWindowBegin(mths)	96	50	37	37	37	37	37
PrincipalWindowEnd(mths)	183	104	69	50	39	37	37

WEIGHTED AVERAGE LIFE TABLES

TO CALL

	25PPC	50PPC	75PPC	100PPC	125PPC	150PPC	175PPC
Class1-A-1
WAL(yrs)	3.86	1.84	1.21	0.90	0.71	0.58	0.48
PrincipalWindowBegin(mths)	1	1	1	1	1	1	1
PrincipalWindowEnd(mths)	126	50	32	23	18	15	12
Class1-A-2
WAL(yrs)	11.48	4.53	2.81	2.05	1.59	1.28	1.05
PrincipalWindowBegin(mths)	126	50	32	23	18	15	12
PrincipalWindowEnd(mths)	150	60	36	27	21	17	14
Class1-A-3	1-A-3
WAL(yrs)	15.90	7.67	4.05	2.73	2.08	1.66	1.36
PrincipalWindowBegin(mths)	150	60	36	27	21	17	14
PrincipalWindowEnd(mths)	239	140	65	43	30	24	20
Class1-A-4
WAL(yrs)	21.14	12.80	7.52	4.35	2.87	2.24	1.83
PrincipalWindowBegin(mths)	239	140	65	43	30	24	20
PrincipalWindowEnd(mths)	256	156	106	67	43	30	25
Class1-A-5
WAL(yrs)	21.32	12.99	8.82	6.23	3.86	2.59	2.11
PrincipalWindowBegin(mths)	256	156	106	67	43	30	25
PrincipalWindowEnd(mths)	256	156	106	77	50	32	26
Class1-A-6-A
WAL(yrs)	9.06	7.44	6.63	5.62	4.62	3.60	2.76
PrincipalWindowBegin(mths)	37	37	37	39	40	32	26
PrincipalWindowEnd(mths)	256	156	106	77	59	47	38
Class1-A-6-B
WAL(yrs)	9.06	7.44	6.63	5.62	4.62	3.60	2.76
PrincipalWindowBegin(mths)	37	37	37	39	40	32	26
PrincipalWindowEnd(mths)	256	156	106	77	59	47	38
Class1-M-1
WAL(yrs)	15.03	8.65	5.78	4.41	3.77	3.53	3.15
PrincipalWindowBegin(mths)	96	50	37	38	39	40	38
PrincipalWindowEnd(mths)	256	156	106	77	59	47	38
Class1-M-2
WAL(yrs)	15.03	8.64	5.78	4.39	3.71	3.42	3.15
PrincipalWindowBegin(mths)	96	50	37	37	38	39	38
PrincipalWindowEnd(mths)	256	156	106	77	59	47	38
Class1-M-3
WAL(yrs)	14.90	8.54	5.70	4.32	3.67	3.32	3.15
PrincipalWindowBegin(mths)	96	50	37	37	38	38	38
PrincipalWindowEnd(mths)	254	155	105	76	59	47	38
Class1-M-4
WAL(yrs)	14.49	8.24	5.47	4.16	3.52	3.21	3.15
PrincipalWindowBegin(mths)	96	50	37	37	37	38	38
PrincipalWindowEnd(mths)	242	145	98	71	55	44	38
Class1-M-5
WAL(yrs)	13.66	7.67	5.07	3.86	3.27	3.10	3.14
PrincipalWindowBegin(mths)	96	50	37	37	37	37	37
PrincipalWindowEnd(mths)	213	125	83	60	46	38	38
Class1-B-1
WAL(yrs)	11.82	6.44	4.25	3.32	3.07	3.07	3.07
PrincipalWindowBegin(mths)	96	50	37	37	37	37	37
PrincipalWindowEnd(mths)	183	104	69	50	39	37	37

Forward Libor/EXCESS SPREAD - 100% PPC to Call

Period	Distribution Date	Forward LIBOR			Period	Distribution Date	Forward LIBOR
			Excess Spread					Excess Spread
			Static LIBOR	Forward LIBOR				Static LIBOR	Forward LIBOR
1	4/25/2007	5.319%	1.237%	1.237%	40	7/25/2010	4.841%	1.209%	1.234%
2	5/25/2007	5.309%	1.211%	1.211%	41	8/25/2010	4.867%	1.200%	1.224%
3	6/25/2007	5.291%	1.205%	1.206%	42	9/25/2010	4.891%	1.202%	1.225%
4	7/25/2007	5.169%	1.211%	1.215%	43	10/25/2010	4.913%	1.215%	1.236%
5	8/25/2007	5.072%	1.204%	1.211%	44	11/25/2010	4.932%	1.209%	1.230%
6	9/25/2007	5.053%	1.204%	1.212%	45	12/25/2010	4.948%	1.227%	1.246%
7	10/25/2007	4.940%	1.209%	1.221%	46	1/25/2011	4.961%	1.224%	1.242%
8	11/25/2007	4.867%	1.203%	1.217%	47	2/25/2011	4.970%	1.231%	1.249%
9	12/25/2007	4.822%	1.208%	1.225%	48	3/25/2011	4.975%	1.272%	1.289%
10	1/25/2008	4.795%	1.201%	1.219%	49	4/25/2011	4.977%	1.247%	1.264%
11	2/25/2008	4.737%	1.201%	1.221%	50	5/25/2011	4.977%	1.265%	1.283%
12	3/25/2008	4.669%	1.215%	1.240%	51	6/25/2011	4.979%	1.263%	1.280%
13	4/25/2008	4.662%	1.199%	1.224%	52	7/25/2011	4.980%	1.282%	1.299%
14	5/25/2008	4.681%	1.206%	1.232%	53	8/25/2011	4.982%	1.280%	1.297%
15	6/25/2008	4.705%	1.198%	1.222%	54	9/25/2011	4.984%	1.289%	1.305%
16	7/25/2008	4.735%	1.205%	1.230%	55	10/25/2011	4.986%	1.308%	1.324%
17	8/25/2008	4.766%	1.196%	1.219%	56	11/25/2011	4.989%	1.307%	1.323%
18	9/25/2008	4.798%	1.196%	1.218%	57	12/25/2011	4.993%	1.326%	1.342%
19	10/25/2008	4.827%	1.203%	1.226%	58	1/25/2012	4.997%	1.326%	1.342%
20	11/25/2008	4.852%	1.194%	1.215%	59	2/25/2012	5.001%	1.336%	1.351%
21	12/25/2008	4.870%	1.202%	1.224%	60	3/25/2012	5.006%	1.366%	1.379%
22	1/25/2009	4.880%	1.192%	1.213%	61	4/25/2012	5.012%	1.357%	1.371%
23	2/25/2009	4.877%	1.191%	1.213%	62	5/25/2012	5.018%	1.374%	1.387%
24	3/25/2009	4.862%	1.222%	1.248%	63	6/25/2012	5.024%	1.374%	1.387%
25	4/25/2009	4.834%	1.186%	1.211%	64	7/25/2012	5.030%	1.391%	1.403%
26	5/25/2009	4.804%	1.193%	1.222%	65	8/25/2012	5.037%	1.391%	1.403%
27	6/25/2009	4.776%	1.178%	1.209%	66	9/25/2012	5.043%	1.400%	1.411%
28	7/25/2009	4.751%	1.190%	1.225%	67	10/25/2012	5.050%	1.417%	1.427%
29	8/25/2009	4.729%	1.178%	1.213%	68	11/25/2012	5.057%	1.419%	1.429%
30	9/25/2009	4.711%	1.177%	1.215%	69	12/25/2012	5.065%	1.436%	1.445%
31	10/25/2009	4.698%	1.190%	1.232%	70	1/25/2013	5.072%	1.438%	1.447%
32	11/25/2009	4.690%	1.177%	1.219%	71	2/25/2013	5.080%	1.448%	1.456%
33	12/25/2009	4.688%	1.190%	1.236%	72	3/25/2013	5.088%	1.478%	1.485%
34	1/25/2010	4.694%	1.176%	1.220%	73	4/25/2013	5.097%	1.468%	1.475%
35	2/25/2010	4.706%	1.176%	1.220%	74	5/25/2013	5.104%	1.484%	1.490%
36	3/25/2010	4.727%	1.223%	1.272%	75	6/25/2013	5.112%	1.487%	1.493%
37	4/25/2010	4.756%	1.175%	1.218%	76	7/25/2013	5.119%	1.503%	1.508%
38	5/25/2010	4.785%	1.197%	1.229%	77	8/25/2013	5.125%	1.507%	1.512%
39	6/25/2010	4.814%	1.196%	1.222%

AVAILABLE FUNDS CAP –  CLASS 1-M-2 CERTIFICATES, 90% PPC, ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
4/25/2007	26	5.32	N/A	N/A	N/A
5/25/2007	30	20.00	4.043	6.957	11.000
6/25/2007	31	20.00	4.267	6.733	11.000
7/25/2007	30	20.00	4.043	6.957	11.000
8/25/2007	31	20.00	4.267	6.733	11.000
9/25/2007	31	20.00	4.267	6.733	11.000
10/25/2007	30	20.00	4.043	6.957	11.000
11/25/2007	31	20.00	4.267	6.733	11.000
12/25/2007	30	20.00	4.043	6.958	11.000
1/25/2008	31	20.00	4.267	6.733	11.000
2/25/2008	31	20.00	4.267	6.733	11.000
3/25/2008	29	20.00	3.802	7.198	11.000
4/25/2008	31	20.00	4.267	6.733	11.000
5/25/2008	30	20.00	4.042	6.958	11.000
6/25/2008	31	20.00	4.267	6.734	11.000
7/25/2008	30	20.00	4.042	6.958	11.000
8/25/2008	31	20.00	4.266	6.734	11.000
9/25/2008	31	20.00	4.266	6.734	11.000
10/25/2008	30	20.00	4.042	6.958	11.000
11/25/2008	31	20.00	4.266	6.734	11.000
12/25/2008	30	20.00	4.042	6.958	11.000
1/25/2009	31	20.00	4.266	6.734	11.000
2/25/2009	31	20.00	4.266	6.734	11.000
3/25/2009	28	20.00	3.544	7.456	11.000
4/25/2009	31	20.00	4.266	6.734	11.000
5/25/2009	30	20.00	4.041	6.959	11.000
6/25/2009	31	20.00	4.266	6.734	11.000
7/25/2009	30	20.00	4.041	6.959	11.000
8/25/2009	31	20.00	4.265	6.735	11.000
9/25/2009	31	20.00	4.265	6.735	11.000
10/25/2009	30	20.00	4.041	6.959	11.000
11/25/2009	31	20.00	4.265	6.735	11.000
12/25/2009	30	20.00	4.041	6.959	11.000
1/25/2010	31	20.00	4.265	6.735	11.000
2/25/2010	31	20.00	4.265	6.735	11.000
3/25/2010	28	20.00	3.543	7.457	11.000

AVAILABLE FUNDS CAP –  CLASS 1-M-3 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
4/25/2007	26	5.32	N/A	N/A	N/A
5/25/2007	30	20.00	4.043	6.957	11.000
6/25/2007	31	20.00	4.267	6.733	11.000
7/25/2007	30	20.00	4.043	6.957	11.000
8/25/2007	31	20.00	4.267	6.733	11.000
9/25/2007	31	20.00	4.267	6.733	11.000
10/25/2007	30	20.00	4.043	6.957	11.000
11/25/2007	31	20.00	4.267	6.733	11.000
12/25/2007	30	20.00	4.043	6.958	11.000
1/25/2008	31	20.00	4.267	6.733	11.000
2/25/2008	31	20.00	4.267	6.733	11.000
3/25/2008	29	20.00	3.802	7.198	11.000
4/25/2008	31	20.00	4.267	6.733	11.000
5/25/2008	30	20.00	4.042	6.958	11.000
6/25/2008	31	20.00	4.267	6.734	11.000
7/25/2008	30	20.00	4.042	6.958	11.000
8/25/2008	31	20.00	4.266	6.734	11.000
9/25/2008	31	20.00	4.266	6.734	11.000
10/25/2008	30	20.00	4.042	6.958	11.000
11/25/2008	31	20.00	4.266	6.734	11.000
12/25/2008	30	20.00	4.042	6.958	11.000
1/25/2009	31	20.00	4.266	6.734	11.000
2/25/2009	31	20.00	4.266	6.734	11.000
3/25/2009	28	20.00	3.544	7.456	11.000
4/25/2009	31	20.00	4.266	6.734	11.000
5/25/2009	30	20.00	4.041	6.959	11.000
6/25/2009	31	20.00	4.266	6.734	11.000
7/25/2009	30	20.00	4.041	6.959	11.000
8/25/2009	31	20.00	4.265	6.735	11.000
9/25/2009	31	20.00	4.265	6.735	11.000
10/25/2009	30	20.00	4.041	6.959	11.000
11/25/2009	31	20.00	4.265	6.735	11.000
12/25/2009	30	20.00	4.041	6.959	11.000
1/25/2010	31	20.00	4.265	6.735	11.000
2/25/2010	31	20.00	4.265	6.735	11.000
3/25/2010	28	20.00	3.543	7.457	11.000

AVAILABLE FUNDS CAP –  CLASS 1-M-4 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
4/25/2007	26	5.32	N/A	N/A	N/A
5/25/2007	30	20.00	4.043	6.957	11.000
6/25/2007	31	20.00	4.267	6.733	11.000
7/25/2007	30	20.00	4.043	6.957	11.000
8/25/2007	31	20.00	4.267	6.733	11.000
9/25/2007	31	20.00	4.267	6.733	11.000
10/25/2007	30	20.00	4.043	6.957	11.000
11/25/2007	31	20.00	4.267	6.733	11.000
12/25/2007	30	20.00	4.043	6.958	11.000
1/25/2008	31	20.00	4.267	6.733	11.000
2/25/2008	31	20.00	4.267	6.733	11.000
3/25/2008	29	20.00	3.802	7.198	11.000
4/25/2008	31	20.00	4.267	6.733	11.000
5/25/2008	30	20.00	4.042	6.958	11.000
6/25/2008	31	20.00	4.267	6.734	11.000
7/25/2008	30	20.00	4.042	6.958	11.000
8/25/2008	31	20.00	4.266	6.734	11.000
9/25/2008	31	20.00	4.266	6.734	11.000
10/25/2008	30	20.00	4.042	6.958	11.000
11/25/2008	31	20.00	4.266	6.734	11.000
12/25/2008	30	20.00	4.042	6.958	11.000
1/25/2009	31	20.00	4.266	6.734	11.000
2/25/2009	31	20.00	4.266	6.734	11.000
3/25/2009	28	20.00	3.544	7.456	11.000
4/25/2009	31	20.00	4.266	6.734	11.000
5/25/2009	30	20.00	4.041	6.959	11.000
6/25/2009	31	20.00	4.266	6.734	11.000
7/25/2009	30	20.00	4.041	6.959	11.000
8/25/2009	31	20.00	4.265	6.735	11.000
9/25/2009	31	20.00	4.265	6.735	11.000
10/25/2009	30	20.00	4.041	6.959	11.000
11/25/2009	31	20.00	4.265	6.735	11.000
12/25/2009	30	20.00	4.041	6.959	11.000
1/25/2010	31	20.00	4.265	6.735	11.000
2/25/2010	31	20.00	4.265	6.735	11.000
3/25/2010	28	20.00	3.543	7.457	11.000

AVAILABLE FUNDS CAP –  CLASS 1-M-5 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
4/25/2007	26	5.32	N/A	N/A	N/A
5/25/2007	30	20.00	4.043	6.957	11.000
6/25/2007	31	20.00	4.267	6.733	11.000
7/25/2007	30	20.00	4.043	6.957	11.000
8/25/2007	31	20.00	4.267	6.733	11.000
9/25/2007	31	20.00	4.267	6.733	11.000
10/25/2007	30	20.00	4.043	6.957	11.000
11/25/2007	31	20.00	4.267	6.733	11.000
12/25/2007	30	20.00	4.043	6.958	11.000
1/25/2008	31	20.00	4.267	6.733	11.000
2/25/2008	31	20.00	4.267	6.733	11.000
3/25/2008	29	20.00	3.802	7.198	11.000
4/25/2008	31	20.00	4.267	6.733	11.000
5/25/2008	30	20.00	4.042	6.958	11.000
6/25/2008	31	20.00	4.267	6.734	11.000
7/25/2008	30	20.00	4.042	6.958	11.000
8/25/2008	31	20.00	4.266	6.734	11.000
9/25/2008	31	20.00	4.266	6.734	11.000
10/25/2008	30	20.00	4.042	6.958	11.000
11/25/2008	31	20.00	4.266	6.734	11.000
12/25/2008	30	20.00	4.042	6.958	11.000
1/25/2009	31	20.00	4.266	6.734	11.000
2/25/2009	31	20.00	4.266	6.734	11.000
3/25/2009	28	20.00	3.544	7.456	11.000
4/25/2009	31	20.00	4.266	6.734	11.000
5/25/2009	30	20.00	4.041	6.959	11.000
6/25/2009	31	20.00	4.266	6.734	11.000
7/25/2009	30	20.00	4.041	6.959	11.000
8/25/2009	31	20.00	4.265	6.735	11.000
9/25/2009	31	20.00	4.265	6.735	11.000
10/25/2009	30	20.00	4.041	6.959	11.000
11/25/2009	31	20.00	4.265	6.735	11.000
12/25/2009	30	20.00	4.041	6.959	11.000
1/25/2010	31	20.00	4.265	6.735	11.000
2/25/2010	31	20.00	4.265	6.735	11.000
3/25/2010	28	20.00	3.543	7.457	11.000

AVAILABLE FUNDS CAP –  CLASS 1-B-1 CERTIFICATES, 90% PPC ACT/360

Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
4/25/2007	26	5.32	N/A	N/A	N/A
5/25/2007	30	20.00	4.043	6.957	11.000
6/25/2007	31	20.00	4.267	6.733	11.000
7/25/2007	30	20.00	4.043	6.957	11.000
8/25/2007	31	20.00	4.267	6.733	11.000
9/25/2007	31	20.00	4.267	6.733	11.000
10/25/2007	30	20.00	4.043	6.957	11.000
11/25/2007	31	20.00	4.267	6.733	11.000
12/25/2007	30	20.00	4.043	6.958	11.000
1/25/2008	31	20.00	4.267	6.733	11.000
2/25/2008	31	20.00	4.267	6.733	11.000
3/25/2008	29	20.00	3.802	7.198	11.000
4/25/2008	31	20.00	4.267	6.733	11.000
5/25/2008	30	20.00	4.042	6.958	11.000
6/25/2008	31	20.00	4.267	6.734	11.000
7/25/2008	30	20.00	4.042	6.958	11.000
8/25/2008	31	20.00	4.266	6.734	11.000
9/25/2008	31	20.00	4.266	6.734	11.000
10/25/2008	30	20.00	4.042	6.958	11.000
11/25/2008	31	20.00	4.266	6.734	11.000
12/25/2008	30	20.00	4.042	6.958	11.000
1/25/2009	31	20.00	4.266	6.734	11.000
2/25/2009	31	20.00	4.266	6.734	11.000
3/25/2009	28	20.00	3.544	7.456	11.000
4/25/2009	31	20.00	4.266	6.734	11.000
5/25/2009	30	20.00	4.041	6.959	11.000
6/25/2009	31	20.00	4.266	6.734	11.000
7/25/2009	30	20.00	4.041	6.959	11.000
8/25/2009	31	20.00	4.265	6.735	11.000
9/25/2009	31	20.00	4.265	6.735	11.000
10/25/2009	30	20.00	4.041	6.959	11.000
11/25/2009	31	20.00	4.265	6.735	11.000
12/25/2009	30	20.00	4.041	6.959	11.000
1/25/2010	31	20.00	4.265	6.735	11.000
2/25/2010	31	20.00	4.265	6.735	11.000
3/25/2010	28	20.00	3.543	7.457	11.000

CLASS 1-M-2 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2007	N/A	9,094,000	N/A	N/A
5/25/2007	100.00	9,094,000	6.957%	11.000%
6/25/2007	100.00	9,094,000	6.733%	11.000%
7/25/2007	100.00	9,094,000	6.957%	11.000%
8/25/2007	100.00	9,094,000	6.733%	11.000%
9/25/2007	100.00	9,094,000	6.733%	11.000%
10/25/2007	100.00	9,094,000	6.957%	11.000%
11/25/2007	100.00	9,094,000	6.733%	11.000%
12/25/2007	100.00	9,094,000	6.957%	11.000%
1/25/2008	100.00	9,094,000	6.733%	11.000%
2/25/2008	100.00	9,094,000	6.733%	11.000%
3/25/2008	100.00	9,094,000	7.198%	11.000%
4/25/2008	100.00	9,094,000	6.733%	11.000%
5/25/2008	100.00	9,094,000	6.958%	11.000%
6/25/2008	100.00	9,094,000	6.733%	11.000%
7/25/2008	100.00	9,094,000	6.958%	11.000%
8/25/2008	100.00	9,094,000	6.734%	11.000%
9/25/2008	100.00	9,094,000	6.734%	11.000%
10/25/2008	100.00	9,094,000	6.958%	11.000%
11/25/2008	100.00	9,094,000	6.734%	11.000%
12/25/2008	100.00	9,094,000	6.958%	11.000%
1/25/2009	100.00	9,094,000	6.734%	11.000%
2/25/2009	100.00	9,094,000	6.734%	11.000%
3/25/2009	100.00	9,094,000	7.456%	11.000%
4/25/2009	100.00	9,094,000	6.734%	11.000%
5/25/2009	100.00	9,094,000	6.959%	11.000%
6/25/2009	100.00	9,094,000	6.734%	11.000%
7/25/2009	100.00	9,094,000	6.959%	11.000%
8/25/2009	100.00	9,094,000	6.735%	11.000%
9/25/2009	100.00	9,094,000	6.735%	11.000%
10/25/2009	100.00	9,094,000	6.959%	11.000%
11/25/2009	100.00	9,094,000	6.735%	11.000%
12/25/2009	100.00	9,094,000	6.959%	11.000%
1/25/2010	100.00	9,094,000	6.735%	11.000%
2/25/2010	100.00	9,094,000	6.735%	11.000%
3/25/2010	100.00	9,094,000	7.457%	11.000%

CLASS 1-M-3 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2007	N/A	2,546,000	N/A	N/A
5/25/2007	100.00	2,546,000	6.957%	11.000%
6/25/2007	100.00	2,546,000	6.733%	11.000%
7/25/2007	100.00	2,546,000	6.957%	11.000%
8/25/2007	100.00	2,546,000	6.733%	11.000%
9/25/2007	100.00	2,546,000	6.733%	11.000%
10/25/2007	100.00	2,546,000	6.957%	11.000%
11/25/2007	100.00	2,546,000	6.733%	11.000%
12/25/2007	100.00	2,546,000	6.957%	11.000%
1/25/2008	100.00	2,546,000	6.733%	11.000%
2/25/2008	100.00	2,546,000	6.733%	11.000%
3/25/2008	100.00	2,546,000	7.198%	11.000%
4/25/2008	100.00	2,546,000	6.733%	11.000%
5/25/2008	100.00	2,546,000	6.958%	11.000%
6/25/2008	100.00	2,546,000	6.733%	11.000%
7/25/2008	100.00	2,546,000	6.958%	11.000%
8/25/2008	100.00	2,546,000	6.734%	11.000%
9/25/2008	100.00	2,546,000	6.734%	11.000%
10/25/2008	100.00	2,546,000	6.958%	11.000%
11/25/2008	100.00	2,546,000	6.734%	11.000%
12/25/2008	100.00	2,546,000	6.958%	11.000%
1/25/2009	100.00	2,546,000	6.734%	11.000%
2/25/2009	100.00	2,546,000	6.734%	11.000%
3/25/2009	100.00	2,546,000	7.456%	11.000%
4/25/2009	100.00	2,546,000	6.734%	11.000%
5/25/2009	100.00	2,546,000	6.959%	11.000%
6/25/2009	100.00	2,546,000	6.734%	11.000%
7/25/2009	100.00	2,546,000	6.959%	11.000%
8/25/2009	100.00	2,546,000	6.735%	11.000%
9/25/2009	100.00	2,546,000	6.735%	11.000%
10/25/2009	100.00	2,546,000	6.959%	11.000%
11/25/2009	100.00	2,546,000	6.735%	11.000%
12/25/2009	100.00	2,546,000	6.959%	11.000%
1/25/2010	100.00	2,546,000	6.735%	11.000%
2/25/2010	100.00	2,546,000	6.735%	11.000%
3/25/2010	100.00	2,546,000	7.457%	11.000%

CLASS 1-M-4 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2007	N/A	4,366,000	N/A	N/A
5/25/2007	100.00	4,366,000	6.957%	11.000%
6/25/2007	100.00	4,366,000	6.733%	11.000%
7/25/2007	100.00	4,366,000	6.957%	11.000%
8/25/2007	100.00	4,366,000	6.733%	11.000%
9/25/2007	100.00	4,366,000	6.733%	11.000%
10/25/2007	100.00	4,366,000	6.957%	11.000%
11/25/2007	100.00	4,366,000	6.733%	11.000%
12/25/2007	100.00	4,366,000	6.957%	11.000%
1/25/2008	100.00	4,366,000	6.733%	11.000%
2/25/2008	100.00	4,366,000	6.733%	11.000%
3/25/2008	100.00	4,366,000	7.198%	11.000%
4/25/2008	100.00	4,366,000	6.733%	11.000%
5/25/2008	100.00	4,366,000	6.958%	11.000%
6/25/2008	100.00	4,366,000	6.733%	11.000%
7/25/2008	100.00	4,366,000	6.958%	11.000%
8/25/2008	100.00	4,366,000	6.734%	11.000%
9/25/2008	100.00	4,366,000	6.734%	11.000%
10/25/2008	100.00	4,366,000	6.958%	11.000%
11/25/2008	100.00	4,366,000	6.734%	11.000%
12/25/2008	100.00	4,366,000	6.958%	11.000%
1/25/2009	100.00	4,366,000	6.734%	11.000%
2/25/2009	100.00	4,366,000	6.734%	11.000%
3/25/2009	100.00	4,366,000	7.456%	11.000%
4/25/2009	100.00	4,366,000	6.734%	11.000%
5/25/2009	100.00	4,366,000	6.959%	11.000%
6/25/2009	100.00	4,366,000	6.734%	11.000%
7/25/2009	100.00	4,366,000	6.959%	11.000%
8/25/2009	100.00	4,366,000	6.735%	11.000%
9/25/2009	100.00	4,366,000	6.735%	11.000%
10/25/2009	100.00	4,366,000	6.959%	11.000%
11/25/2009	100.00	4,366,000	6.735%	11.000%
12/25/2009	100.00	4,366,000	6.959%	11.000%
1/25/2010	100.00	4,366,000	6.735%	11.000%
2/25/2010	100.00	4,366,000	6.735%	11.000%
3/25/2010	100.00	4,366,000	7.457%	11.000%

CLASS 1-M-5 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2007	N/A	2,910,000	N/A	N/A
5/25/2007	100.00	2,910,000	6.957%	11.000%
6/25/2007	100.00	2,910,000	6.733%	11.000%
7/25/2007	100.00	2,910,000	6.957%	11.000%
8/25/2007	100.00	2,910,000	6.733%	11.000%
9/25/2007	100.00	2,910,000	6.733%	11.000%
10/25/2007	100.00	2,910,000	6.957%	11.000%
11/25/2007	100.00	2,910,000	6.733%	11.000%
12/25/2007	100.00	2,910,000	6.957%	11.000%
1/25/2008	100.00	2,910,000	6.733%	11.000%
2/25/2008	100.00	2,910,000	6.733%	11.000%
3/25/2008	100.00	2,910,000	7.198%	11.000%
4/25/2008	100.00	2,910,000	6.733%	11.000%
5/25/2008	100.00	2,910,000	6.958%	11.000%
6/25/2008	100.00	2,910,000	6.733%	11.000%
7/25/2008	100.00	2,910,000	6.958%	11.000%
8/25/2008	100.00	2,910,000	6.734%	11.000%
9/25/2008	100.00	2,910,000	6.734%	11.000%
10/25/2008	100.00	2,910,000	6.958%	11.000%
11/25/2008	100.00	2,910,000	6.734%	11.000%
12/25/2008	100.00	2,910,000	6.958%	11.000%
1/25/2009	100.00	2,910,000	6.734%	11.000%
2/25/2009	100.00	2,910,000	6.734%	11.000%
3/25/2009	100.00	2,910,000	7.456%	11.000%
4/25/2009	100.00	2,910,000	6.734%	11.000%
5/25/2009	100.00	2,910,000	6.959%	11.000%
6/25/2009	100.00	2,910,000	6.734%	11.000%
7/25/2009	100.00	2,910,000	6.959%	11.000%
8/25/2009	100.00	2,910,000	6.735%	11.000%
9/25/2009	100.00	2,910,000	6.735%	11.000%
10/25/2009	100.00	2,910,000	6.959%	11.000%
11/25/2009	100.00	2,910,000	6.735%	11.000%
12/25/2009	100.00	2,910,000	6.959%	11.000%
1/25/2010	100.00	2,910,000	6.735%	11.000%
2/25/2010	100.00	2,910,000	6.735%	11.000%
3/25/2010	100.00	2,910,000	7.457%	11.000%

CLASS 1-B-1 INTEREST RATE CAP

Distribution Date	Notional Factor	Notional Amount ($)	Strike Rate	Ceiling Rate
4/25/2007	N/A	3,638,000	N/A	N/A
5/25/2007	100.00	3,638,000	6.957%	11.000%
6/25/2007	100.00	3,638,000	6.733%	11.000%
7/25/2007	100.00	3,638,000	6.957%	11.000%
8/25/2007	100.00	3,638,000	6.733%	11.000%
9/25/2007	100.00	3,638,000	6.733%	11.000%
10/25/2007	100.00	3,638,000	6.957%	11.000%
11/25/2007	100.00	3,638,000	6.733%	11.000%
12/25/2007	100.00	3,638,000	6.957%	11.000%
1/25/2008	100.00	3,638,000	6.733%	11.000%
2/25/2008	100.00	3,638,000	6.733%	11.000%
3/25/2008	100.00	3,638,000	7.198%	11.000%
4/25/2008	100.00	3,638,000	6.733%	11.000%
5/25/2008	100.00	3,638,000	6.958%	11.000%
6/25/2008	100.00	3,638,000	6.733%	11.000%
7/25/2008	100.00	3,638,000	6.958%	11.000%
8/25/2008	100.00	3,638,000	6.734%	11.000%
9/25/2008	100.00	3,638,000	6.734%	11.000%
10/25/2008	100.00	3,638,000	6.958%	11.000%
11/25/2008	100.00	3,638,000	6.734%	11.000%
12/25/2008	100.00	3,638,000	6.958%	11.000%
1/25/2009	100.00	3,638,000	6.734%	11.000%
2/25/2009	100.00	3,638,000	6.734%	11.000%
3/25/2009	100.00	3,638,000	7.456%	11.000%
4/25/2009	100.00	3,638,000	6.734%	11.000%
5/25/2009	100.00	3,638,000	6.959%	11.000%
6/25/2009	100.00	3,638,000	6.734%	11.000%
7/25/2009	100.00	3,638,000	6.959%	11.000%
8/25/2009	100.00	3,638,000	6.735%	11.000%
9/25/2009	100.00	3,638,000	6.735%	11.000%
10/25/2009	100.00	3,638,000	6.959%	11.000%
11/25/2009	100.00	3,638,000	6.735%	11.000%
12/25/2009	100.00	3,638,000	6.959%	11.000%
1/25/2010	100.00	3,638,000	6.735%	11.000%
2/25/2010	100.00	3,638,000	6.735%	11.000%
3/25/2010	100.00	3,638,000	7.457%	11.000%

CLASS 1-M-2 INTEREST RATE CAP

The Class 1-M-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) 11.00% over (2) the Strike Rate (as shown above) for such period.

CLASS 1-M-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-M-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-M-3 INTEREST RATE CAP

The Class 1-M-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) 11.00% over (2) the Strike Rate (as shown above) for such period.

CLASS 1-M-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-M-3 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-M-4 INTEREST RATE CAP

The Class 1-M-4 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) 11.00% over (2) the Strike Rate (as shown above) for such period.

CLASS 1-M-4 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-M-4 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-M-5 INTEREST RATE CAP

The Class 1-M-5 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) 11.00% over (2) the Strike Rate (as shown above) for such period.

CLASS 1-M-5 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-M-5 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS 1-B-1 INTEREST RATE CAP

The Class 1-B-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) 11.00% over (2) the Strike Rate (as shown above) for such period.

CLASS 1-B-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class 1-B-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.